Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Jose A. Esparza
Deputy Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

DallasNews Corporation
802937726

[formerly: A. H. Belo Corporation]

The undersigned, as Deputy Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Deputy Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 06/11/2021

Effective: 06/11/2021

Jose A. Esparza
Deputy Secretary of State

Form 424

Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
FAX: 512/463-5709

Filing Fee: See instructions

Certificate of Amendment

Filed in the Office of the Secretary of State of Texas
Filing #: 802937726 06/11/2021
Document #: 1058266650003
Image Generated Electronically for Web Filing

Entity Information

The filing entity is a: **Domestic For-Profit Corporation**

The name of the filing entity is: **A. H. Belo Corporation**

The file number issued to the filing entity by the secretary of state is: **802937726**

Amendment to Name

The amendment changes the formation document of the filing entity to change the article or provision that names the entity. The article or provision is amended to read as follows:

The name of the filing entity is:

DallasNews Corporation

A letter of consent, if applicable, is attached.

Statement of Approval

The amendment has been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing

☑ A. This document becomes effective when the document is filed by the secretary of state.

☐ B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and declares under penalty of perjury that the undersigned is authorized under the Texas Business Organizations Code to execute the filing instrument.

Date: **June 11, 2021**

Christine E. Larkin
Signature of authorized person